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                                                                   Exhibit 10.14


                            STOCK PURCHASE AGREEMENT


         This Agreement is made and entered into on September 27, 1999 between Peachtree FiberOptics, Inc. d/b/a vFinance.com, a Delaware corporation (the "Seller"), and River Rapids LTD (the "Buyer").

                                     RECITAL

         The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller (i) 100,000 shares (the "Shares" or "Common Shares") of Seller's common stock, par value $.01 per share ("Common Stock"), and (ii) the right (the "Option") to purchase an additional 900,000 shares of Common Stock (the "Option Shares"), upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1 SHARES TO BE ACQUIRED. Subject to the terms and conditions contained herein, the Seller shall sell, assign, transfer, and convey to the Buyer, free and clear of all pledges, liens, security interests, encumbrances, or other restrictions arising from the Seller (except restrictions on resale under state or federal securities laws), and the Buyer shall purchase from the Seller (a) the Shares and (b) the Option, the terms of which are set forth in
Section 1.2 hereof.

         1.2 THE OPTION. The Buyer has the right to exercise the Option to purchase all but not less than all of the Option Shares, commencing on the "Funding", as defined herein below, and terminating at 5:00 P.M. (Miami, Florida time) on September 27, 2002 (the "Exercise Period"). The exercise price of the Option is (the "Option Exercise Price") is a follows:

300,000 common shares of Seller at $3.00 per share;
300,000 common shares of Seller at $4.00 per share; and 300,000 common shares of Seller at $5.00 per share


For purposes of this Agreement "Funding" shall be defined as the date upon which
Seller: (i) has sold substantially all its business or otherwise merged with or been acquired by a third party; or (ii) has received on a cumulative basis net proceeds (net of cash commissions) from the sale of its capital stock (excluding the Shares purchased pursuant to Section 1.1) equal to or greater than $5,000,000 including any capital transaction, or series of capital transactions, from any source whatsoever. For purposes of this Agreement, the merger of vFinance Holdings, Inc. (vFinance.com) and/or Union Atlantic LC into Seller shall not be considered a "Funding". In the event there is no Funding by Seller within 90 days from the date of this Agreement, the Exercise Period shall terminate immediately and the Option shall be cancelled and shall deemed null and void and of no further force and effect. In order to exercise the Option, the Option Exercise Price must be paid in full by wire transfer of immediately available funds to a bank designated by the Seller during the Exercise Period. The Seller hereby represents that the Option Shares will be free and clear of all pledges, liens, security interests, encumbrances or other restrictions arising from the Seller (except restrictions on resale under state or federal securities laws). Upon exercise of the Option and payment of the Option Exercise Price, the Seller shall deliver to the Buyer a certificate representing the Option Shares. The Option Shares shall be issued in the name of River Rapids LTD.

         1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall occur simultaneously with the execution of this Agreement by the parties hereto.

         1.4 DELIVERY OF THE SHARES. On the date of the Closing, the Seller and Buyer agree that the Seller shall




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deliver to the Buyer a certificate representing the Shares, issued in the name of the Hare & Co., and the Buyer shall deliver the purchase price for the Shares set forth in Article II hereof.

            1.5 REGISTRATION RIGHTS. The Buyer shall have piggyback registration rights with respect to the Shares and the Options Shares (collectively, "Common Shares") a described in Section 5.9 of this Agreement.

                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT

         The aggregate purchase price for the Shares shall be $250,000. Such purchase price shall be payable on the date of the Closing by wire transfer of immediately available funds to a bank designated by the Seller.

                                   ARTICLE III
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLER

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents, warrants and covenants as follows:

         3.1 CAPITALIZATION; VALIDITY OF SHARES. The Seller has authorized capital stock consisting of 20,000,000 shares of Common Stock and shares of preferred stock, par value $.01 per share, of which 496,334 shares of Common Stock are issued and outstanding prior to the execution of this Agreement and no shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable, were offered, issued, and sold in accordance with applicable federal and state securities laws and were not issued in violation of the preemptive rights of any stockholders of the Seller. The Shares and the Option Shares to be issued and delivered to the Buyer in accordance with the terms contained herein, when so issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of any security interest, lien, encumbrance, right, or restriction whatsoever arising from the Seller (except restrictions on resale under state or federal securities laws). The Seller has entered into Letters of Intent to merge into it vFinance Holdings, Inc. (vFinance.com) and Union Atlantic LC. It is anticipated that post merger there will be approximately 8,000,000 shares issued and outstanding. The Seller also anticipates entering into a Stock Option Plan (the "Plan") with a minimum of 1,000,000 shares of Common Stock authorized for issuance under the Plan.

         3.2 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.3 AUTHORIZATION; VALIDITY. The Seller has full corporate power and authority to enter into this Agreement and to perform all of the Seller's undertakings herein set forth, including, without limitation, the full corporate power and authority to issue the Shares and the Option Shares to the Buyer free and clear of any security interest, liens, encumbrances, rights, or restrictions arising from the Seller. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement is the legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) violate the Articles of Incorporation or Bylaws of the Seller; (b) violate or constitute a default under any provision of, or conflict with, or result in the acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease, or agreement to which the Seller is a party or by which it or any of its properties or assets may be bound, which violation, default, or conflict would result in a material adverse effect on the business, assets, operations, or condition of the Seller; or (c) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which the Seller is subject, which violation would result in a material adverse effect on the business, assets, operations or condition of the Seller.




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                                   ARTICLE IV
             REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BUYER

         As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents, warrants and covenants as follows:

         4.1 STATUS OF SHARES AND OPTION SHARES. The Buyer understands that he must bear the economic risk of the purchase of the Shares and the Option Shares for an indefinite period of time because: (a) neither the Shares nor the Option Shares has been registered under the Securities Act of 1933 (the "1933 Act") and applicable state securities laws; (b) the Seller neither has an obligation to register a sale of the Shares or the Option Shares nor has the Seller agreed to do so in the future; (c) the exemption provided by Rule 144 under the 1933 Act is not presently available for the resale of the Shares, the Option or the Option Shares, and it is unlikely that such exemption will be available at any time in the future with respect to any proposed transfer of the Shares, the Option or the Option Shares, and (d) Seller is under no obligation to perfect any exemption for resale of any one of such securities.

         4.2 FLORIDA TRANSACTION. The Buyer first learned of the offering contemplated herein in the State of Florida and received all information relating to the offering and the Seller in the State of Florida and intends that no state securities laws, other than those of the State of Florida, shall govern this transaction.

         4.3 RISK OF LOSS. The Buyer understands the highly speculative nature of the risks involved in the proposed investment and that the Seller may not prove to be a successful business. The Buyer can bear the economic risk of losing his entire investment in such securities. The Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares, the Option and the Option Shares.

         4.4 INFORMATION. The Buyer has been afforded prior to entering into this transaction, the opportunity to ask questions of, and received answers from, the Seller and to obtain any information necessary or desirable in order for the Buyer to make an informed investment decision with respect to entering into this transaction.

         4.5 ACCREDITED INVESTOR. The Buyer is an "accredited investor" as defined in Rule 501 of Regulation D under the 1933 Act.

         4.6 RESALE RESTRICTIONS. The Shares and the Option Shares (if the Option is exercised) are and will be acquired by the Buyer not with a view to any distribution or resale thereof in any transaction which would be in violation of the 1933 Act, and the rules promulgated thereunder, or any state securities statute.

         4.7 SECURITIES NOT REGISTERED. The Buyer understands that the Shares and the Option Shares have not and will not be registered under the 1933 Act or any state securities laws, and that he must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the Shares and the Option Shares will bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under any other applicable securities laws and may not be sold, transferred, pledged, encumbered in any way or otherwise disposed of except pursuant to the Securities Act of 1933, the securities laws of any applicable jurisdiction, and the rules and regulations promulgated under the Securities Act of 1933 and any other applicable jurisdiction's laws."





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                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.1 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If sent by reliable over-night delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

                  To Buyer:         Trident Trust
                                    12-14 Finch Road
                                    Douglas, Isle of Man
                                    Im199TT.
                                    Attn:  Gordon Mundy
                                    Fax  011 441 624 620 588

                  To Seller:        Peachtree FiberOptics, Inc.
                                    2458 Provence Court
                                    Weston, FL  33327
                                    305-374-0282
                                    Attn:  Leoanrd J. Sokolow, President

         5.2 PRIOR AGREEMENTS. This Agreement supersedes all prior discussions and agreements between the Buyer and the Seller with respect to the purchase of the Shares, the Option and the Option Shares and all other matters contained herein, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

         5.3 MODIFICATIONS. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

         5.4 COUNTERPARTS, HEADINGS, ETC. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The headings herein are for convenience of reference only and shall not be deemed part of this Agreement.

         5.5 ASSIGNMENT. The rights and obligations of the parties to this Agreement, including, but not limited to, the Option, are not assignable.

         5.6 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns. No party hereto may assign its or his rights or obligations hereunder without the express prior written consent of the other party hereto.

         5.7 GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         5.8 SEVERABILITY. Whenever possible, each provision of this Agreement will interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extend of such prohibition or invalidity, without invalidating the remainder of this Agreement.




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         5.9 PIGGY-BACK REGISTRATION RIGHTS.

                  (a) THE SELLER OBLIGATIONS.

                           i. REGISTRATION. If at any time after the date hereof
the Seller shall file with the Securities and Exchange Commission (the "SEC") a registration statement (a "Registration Statement") under the Securities Act relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Seller shall send to Buyer written notice of such determination and, if within fifteen (15) days after the date of such notice, Buyer shall so request in writing, the Seller shall include in such Registration Statement all or any part of the Common Shares Buyer requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Common Shares which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Seller shall be obligated to include in such Registration Statement only such limited portion of the as the underwriter shall permit (limited to zero if necessary). If an offering in connection with which is entitled to registration under this Section 5.9(a)(i) is an underwritten offering, then Buyer shall, unless otherwise agreed by the Seller, offer and sell such Common Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other Common Shares included in such underwritten offering.

                           ii. AMENDMENTS AND SUPPLEMENTS; MAINTAIN
EFFECTIVENESS. The Seller shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times for a period of six (6) months following the effective date thereof (the "Registration Period"), except during any Disclosure Delay Period (as defined in
Section 5.9(a)(iii)), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by the Registration Statement until such time as all of such Common Shares have been disposed of in accordance with the intended methods of disposition by Buyer thereof as set forth in the Registration Statement.

                           iii. DISCLOSURE DELAY PERIOD. If, at any time prior
to the expiration of the Registration Period, in the good faith reasonable judgment of the Seller's Board of Directors, the disposition of Common Shares would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Seller, then the Seller shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or (B) subject to Section 5.9(a)(iv) hereof, up to ninety (5.90) calendar days after the date on which the Seller provides a notice to Buyer under Section 5.9(a)(iv) hereof stating that the failure to disclose such non-public information causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           iv. NOTICE OF DISCLOSURE DELAY PERIOD. The Seller
will give prompt written notice, to Buyer of each Disclosure Delay Period. Buyer agrees that, upon receipt of such notice prior to Buyer's disposition of all such Common Shares will forthwith discontinue disposition of such Common Shares pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of such Common Shares until the expiration of such Disclosure Delay Period. Notwithstanding anything in this
Section 5.9 to the contrary, there shall not be more than an aggregate of One Hundred Eighty (180) calendar days in any twelve (12) month period during which the Seller is in a Disclosure Delay Period.





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                           v. COPIES OF FILINGS AND CORRESPONDENCE. The Seller
shall furnish to Buyer if its Common Shares are included for resale in the Registration Statement (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Seller, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each item of correspondence from the SEC or the staff of the SEC which comments upon or requests information relating to Buyer and/or the Common Shares (including, without limitation, the resale and plan of distribution hereof), in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Seller has sought confidential treatment), (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Buyer may reasonably request in order to facilitate the disposition of the Common Shares by Buyer.

                           vi. BLUE SKY. The Seller shall use its best efforts
to (A) register and qualify the Common Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Buyer reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; PROVIDED, HOWEVER, that the Seller shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.9(a)(vi), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Seller undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of the Seller determines to be contrary to the best interests of the Seller and its stockholders.

                           vii. EVENTS AFFECTING PROSPECTUS. As promptly as
practicable after becoming aware of such event, the Seller shall notify Buyer of the happening of any event, of which the Seller has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and if such Registration Statement is supplemented or amended to correct such untrue statement or omission, to deliver such number as Buyer may reasonably request.

                           viii. NOTIFICATION OF AMENDMENT OR SUPPLEMENT. The
Seller shall, as promptly as practical after becoming aware of such event described in Section 5.9(vii), notify Buyer of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to Buyer as Buyer may reasonably request).

                           ix. REVIEW BY BUYER'S COUNSEL. The Seller shall
permit a single firm of counsel designated by Buyer to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

                           x. BUYER'S DUE DILIGENCE; CONFIDENTIALITY OF THE
SELLER INFORMATION. The Seller shall make available for inspection by (A) Buyer,
(B) one firm of attorneys and one firm of accountants or other agents retained by Buyer (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Seller (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Seller's officers, directors and employees to supply all information which Buyer may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make




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any disclosure (except to Buyer) of any Record or other information which the
Seller determines in good faith to be confidential, and of which determination the Inspector so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Seller shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreements with the Seller with respect thereto, substantially in the form of this Section5.9(a)(x). Buyer agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Seller and allow the Seller, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit Buyer's ability to sell Common Shares in a manner which is otherwise consistent with applicable laws and regulations.

                           xi. CONFIDENTIALITY OF BUYER INFORMATION. The Seller
shall hold in confidence and not make any disclosure of information concerning Buyer provided to the Seller unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) Buyer consents to the form and content of any such disclosure. The Seller agrees that it shall, upon learning that disclosure of such information concerning Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Buyer prior to making such disclosure, and allow Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                           xii. COMPLIANCE WITH LAWS. The Seller shall comply
with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 15.934, as amended, and the rules and regulations promulgated by the SEC.)

                  (b) OBLIGATIONS OF BUYER. In connection with a registration of the Common Shares Buyer shall have the following obligations:

                           i. BUYER INFORMATION. It shall be a condition
precedent to the obligations of the Seller to complete the registration pursuant to Section 5.9 that Buyer shall furnish to the Seller such information regarding itself, the Common Shares and the intended method of disposition of the as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Seller may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Seller shall notify Buyer of the information the Seller requires from Buyer.

                           ii. COOPERATION. Buyer, agrees to cooperate with the
Seller as requested by the Seller in connection with the preparation and filing of the Registration Statement hereunder, unless Buyer does not include any of the Common Shares in the Registration Statement.

                           iii. UNDERWRITTEN OFFERING. In the event Buyer
determines to engage the services of an underwriter, Buyer agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Shares.

                           iv NO DISPOSITION OF COMMON SHARES. Buyer agrees
that, upon receipt of any




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notice from the Seller of the happening of any event of the kind described in
Sections 5.9(a)(vii) or 5.9(a)(viii), Buyer will immediately discontinue disposition of Common Shares pursuant to the Registration Statement covering the resale of such Registrable Securities until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 5.9(a)(vii) or 5.9(a)(viii) and, if so directed by the Seller, Buyer shall deliver to the Seller or destroy (and deliver to the Seller a certificate of destruction) all copies in Buyer's possession, of the prospectus covering such Common Shares current at the time of receipt of such notice.

                           v. METHOD OF UNDERWRITTEN DISTRIBUTION. Buyer may not
participate in any underwritten distribution of the Common Shares unless Buyer
(A) agrees to sell the Common Shares on the basis provided in any underwriting arrangements in usual and customary form entered into by the Seller, (B) completes, in a manner reasonably acceptable to the Seller, and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (C) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Seller pursuant to Section 5.9(c) below.

                  (c) EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications, relating to one (1) Registration Statement pursuant to Section 5.9, except that if a portion of Buyer Shares are not permitted to be included in one (1) Registration Statement by an underwriter as provided in Section 5.9(a)(i), then relating to the least number of Registration Statements which will cover the resale of all the Common Shares, including all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Seller hereof, shall be borne by the Seller.


                  (d) INDEMNIFICATION. In the event any Common Shares are included for resale in a Registration Statement under this Agreement:





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                           i. THE SELLER INDEMNIFICATION. To the extent
permitted by law, the Seller will indemnify, hold harmless and defend (A) Buyer and (B) the directors, officers, partners, members, employees, agents and each person who controls Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Seller files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Seller of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Common Shares (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 5.9(d)(iii) with respect to the number of legal counsel, the Seller shall reimburse Buyer and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.9(d)(i): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Seller by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Seller; and (C) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Seller pursuant to Section 5.9(a)(v) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Common Shares by Buyer. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.9(d)(i) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.




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

                           ii BUYER INDEMNIFICATION. In connection with any
Registration Statement in which Buyer is participating, Buyer agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 5.9(d)(i), the Seller, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Seller by Buyer expressly for use in connection with such Registration Statement, and subject to Section 5.9(d)(iii), Buyer will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 5.9(d)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common Shares by Buyer.

                           iii. Promptly after receipt by an Indemnified Person
or Indemnified Party under this Section 5.9(d) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 5.9(d), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Buyer, if Buyer or any Indemnified Person is entitled to indemnification hereunder, or by the Seller, if the Seller or an Indemnified Party is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 5.9(d), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5.9(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                   (e) CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5.9(d) to the fullest extent permitted by law; PROVIDED, HOWEVER, that no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in Section 5.9(d).

                   (f) EXEMPTION FROM REGISTRATION. The provisions of Section 5.9(a) through (e)




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

notwithstanding, the Seller shall have no obligation to register the resale of the Common Shares to the extent the Common Shares may be resold without registration without violating Section 5 of the Securities Act pursuant to Rule 144 promulgated thereunder or any other exemption or exception from registration under the Securities Act.



                                            PEACHTREE FIBEROPTICS, INC.



                                            By:  /s/ Leonard Sokolow
                                                --------------------------------
                                                Leonard J. Sokolow, President


                                            RIVER RAPIDS LTD.


                                            By: /s/
                                                --------------------------------
                                                 Authorized Representative







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